Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

BIG TREE CLOUD HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Ordinary Shares, par value $0.0001 per share(2)	457(f)(1)	6,003,454	$10.86	(3)	$65,197,510.44	(3)	0.0001476	$9,623.15
	Equity	Ordinary Shares, par value $0.0001 per share(4)	457(f)(2)	7,000,000	$11.76	(5)	$587,833.00	(5)	0.0001476	$86.76
	Equity	Ordinary Shares underlying Warrants(6)	457(g))	6,016,125	$11.50	(7)	$69,185,437.50	(7)	0.0001476	$10,211.7
	Other	PubCo Warrants (8)	457(g)	6,016,125	-		-		0.0001476	-	(9)
		Total Offering Amounts					$134,970,780.94		0.0001476	$19,921.69
Fees Previously Paid		Total Fees Previously Paid								$0.00
		Total Fee Offsets								$0.00
		Net Fee Due								$19,921.69

(1)	Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents6,003,454 PubCo Ordinary Shares issuable in exchange for all outstanding shares of SPAC Common Stock in connection with the SPAC Merger on a one-for-one basis, assuming no redemption by SPAC Public Stockholders, including (1) 3,239,642 PubCo Ordinary Shares issuable in exchange for shares of SPAC Common Stock owned by SPAC Public Stockholders; (2) 1,703,625 PubCo Ordinary Shares issuable in exchange for shares of SPAC Common Stock owned by certain of Plutonian’s Insiders, including 1,538,625 PubCo Ordinary Shares issuable in exchange for shares of SPAC Common Stock owned by the Sponsor; (3) 958,333 PubCo Ordinary Shares issuable in exchange for SPAC Common Stock underlying 5,750,000 SPAC Rights held by SPAC Public Stockholders; (4) 44,354 PubCo Ordinary Shares issuable in exchange for SPAC Common Stock underlying 266,125 SPAC Rights held by the Sponsor; and (5) 57,500 PubCo Ordinary Shares issuable in exchange for representative shares issued to EF Hutton during the IPO.

(3)	Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of the Plutonian Common Stock on the Nasdaq Capital Market as of March 8, 2024, within 5 business days prior to the date of filing of this registration statement.

(4)	70,000,000 PubCo Ordinary Shares issuable to the Holdco Shareholders, including (1) 50,000,000 PubCo Ordinary Shares issuable to the Holdco Shareholders in connection with the Mergers; and (2) 20,000,000 PubCo Ordinary Shares representing the potential Earn-out Shares issuable to the Holdco Shareholders upon the occurrences of the Earn-out Event,

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. HoldCo is a private company, no market exists for its securities, and it does not have an accumulated deficit. Therefore, the proposed maximum aggregate offering price is latest book value of the securities expected to be exchanged in the Business Combination.

(6)	Represents PubCo Ordinary Shares issuable upon exercise of PubCo Warrants Each PubCo Warrant will entitle the holder thereof to purchase one Perfect PubCo Ordinary Share at a price of $11.50 per share (subject to adjustment).

(7)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. Based on the exercise price of PubCo Warrants ($11.50).

(8)	Represents 6,016,125 PubCo Warrants in exchange for the SPAC Warrants, including (1) 5,750,000 PubCo Warrants issuable in exchange for SPAC Warrants held by SPAC Public Stockholders and (2) 266,125 PubCo Warrants issuable in exchange for SPAC Warrants owned by Sponsor.

(9)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.